EXHIBIT 23 - CONSENT OF GRANT THORNTON, LLP AS AUDITOR TO FIRST WASHINGTON FINANCIALCORP

Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated January 23, 2004 accompanying the consolidated financial statements included in the 2003 Annual Report of First Washington FinancialCorp on Form10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of First Washington FinancialCorp on Forms S-8 (File No. 333-105135, effective May 9, 2003 and File No. 333-67652, effective August 16, 2001).


/S/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
March 17, 2004